                                                                     EXHIBIT 5-B



                               November 25, 1997

Lockheed Martin Corporation
6801 Rockledge Drive
Bethesda, Maryland  20817

               Re: Lockheed Martin Corporation - Deferred Performance Payment Plan of Lockheed Martin Corporation Space & Strategic Missiles Sector

Ladies and Gentlemen:

     I submit this opinion to you in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") on the date hereof. The Registration Statement registers $14,000,000 in Deferred Compensation Payment Obligations of Lockheed Martin Corporation (the "Corporation") for use in connection with the Deferred Performance Payment Plan of Lockheed Martin Corporation Space & Strategic Missiles Sector (the "Plan"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Registration Statement.

     As Associate General Counsel of the Corporation, I have examined such corporate records, certificates and other documents and have reviewed such questions of law as I deemed necessary or appropriate for the purpose of this opinion. Based upon that examination and review, I advise you that in my opinion, to the extent that the provisions of the Plan are subject to the requirements of the Employer Retirement Income Security Act of 1974 ("ERISA"), the written documents constituting the Plan comply with the requirements of ERISA pertaining to such provisions.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my opinion in the Registration Statement. In giving my consent, I do not admit that I am in the category of persons whose consent is

Lockheed Martin Corporation
November 25, 1997
Page 2


required under Section 7 of the Securities Act of 1933 nor the rules and regulations of the Securities and Exchange Commission thereunder.

                         Very truly yours,

                         /s/ Marian S. Block

                         Marian S. Block
                         Associate General Counsel
                         Lockheed Martin Corporation

cc:  Frank H. Menaker, Jr.